BLACKROCK New York Insured Municipal Income Trust

FILE #811-21179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/14/2007	Dormitory Authority of State of NY	120,820,000	3,000,000	Goldman, Sachs & Co., Alta Capital Group LLC, Janney Montgomery Scott LLC, J.P. Morgan Securities Inc., Merrill Lynch & Co
10/3/2007	NEW YORK ST TWY AUTH GEN REV	1,008,910,000	1,000,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

11/16/2007	The City of New York General Obligations Bonds	950,465,000	1,400,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

BLACKROCK New York Insured Municipal Income Trust

FILE #811-21179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/6/2008	City of New York	475,000,000	250,000

Loop Capital Markets, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, M.R. Beal & Company, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities, LLC, Janney Montgomery Scott LLC, Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456	1,925,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC

BLACKROCK New York Insured Municipal Income Trust

FILE #811-21179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/5/2008	Dormitory Authority of the State of New Municipal Health	414,095,000	700,000

Morgan Stanley, Lehman Brothers, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Merrill Lynch, MR Beal & Company, Ramirez & Co., Inc, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Wachovia Bank, National Association

7/2/2008	NEW YORK ST DORM AUTH REVS ST SUPP	516,455,000	1,100,000

JPMorgan, Lehman Brothers, Goldman, Sachs & Co., Merrill Lynch, Ramirez & Co., Inc., Wachovia Bank, National Association, Cain Brothers & Company, LLC, DEPFA First Albany Securities LLC, Jackson Securities, Morgan Stanley, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Stearne, Agee & Leach, Inc.

7/9/2008	NEW YORK ST DORM AUTH REVS NON ST	115,000,000	250,000	Citi, Banc of America Securities LLC, Goldman, Sachs & Co., Loop Capital Markets, LLC, Merrill Lynch, RBC Capital Markets, Sterne, Agee & Leach, Inc.
8/4/2008	PUERTO RICO HSG FIN AUTH	384,475,000	250,000

J.P. Morgan Securities Inc., Banc of America Securities LLC, Citi, Oriental Financial Services Corporation, Santander Securities Corporation, BBVAPR MSD, DEPFA First Albany Securities LLC, Eurobank Municipal Securities Dealer, Goldman, Sachs & Co., Lehman